Exhibit 99.1

   BOOTS & COOTS REPORTS STRONG OPERATING RESULTS FOR THE FIRST QUARTER ENDED
                                 MARCH 31, 2005

    HOUSTON, May 11 /PRNewswire-FirstCall/ -- Boots & Coots International Well Control, Inc. (Amex: WEL), reported record revenues of $14.3 million for the first quarter ended March 31, 2005, an increase of $9.9 million over revenues of $4.4 million for the same period in 2004. Results in the first quarter of 2005 include third party pass-through revenue of $5.3 million for field personnel security. The cost of these pass-through revenues reduced operating margin percentages for the quarter as compared to normalized operating levels. Net income for the current period was $2.5 million versus net income of $8 thousand for the prior year period. Net income attributable to common stockholders was $2.3 million or $0.07 per diluted share for the current period, compared to a net loss of $0.1 million or $0.00 per diluted share in the prior year period. Earnings before interest, taxes, depreciation and amortization (EBITDA) were $3.1 million in the current period compared to $0.6 million in the first quarter of last year.

    "The first quarter was a very active one for the company. As we finished extinguishing six well fires caused by saboteurs in Iraq, we were called in on several other emergency response events, clearly demonstrating our capacity to handle multiple situations in diverse geographic locations," stated Jerry Winchester, President and Chief Executive Officer. "That's half of our story. The other half is the growth in our non-event revenue as work under our new Algerian contracts, as well as prevention services in India, were initiated. This, along with another strong quarter in Venezuela, puts us well on our way to $15 million in estimated prevention revenues for the year."

    "Our prevention business is a critical component of our business model and a primary focus for growth," continued Winchester. "We have been performing these services long enough to show results, which are lower incident rates and fewer well-control events. These are very important goals for our customers, goals we believe will support growth in prevention services over the next several years."

     Operational highlights include:
     * Prevention revenues were $3.1 million for the first quarter of 2005 compared to $2.1 million for the first quarter of 2004.
     * Response revenues were $11.2 million for the first quarter of 2005 as compared to $2.3 million in 2004. Results in the first quarter of 2005 include third party pass-through revenue of $5.3 million for field personnel security. The cost of these pass-through revenues reduced operating margin percentages for the quarter as compared to normalized operating levels.
     * At March 31, 2005 the company reported working capital of $4.7 million and total debt of $6.5 million.
     * Stockholders' equity improved $2.2 million to $3.4 million during the first quarter of 2005. Overall, stockholders' equity has improved $17.4 million since its low point of a $14.0 million deficit on December 31, 2002.

    About Boots & Coots
    Boots & Coots International Well Control, Inc., Houston, Texas, provides a suite of integrated oilfield services centered on the prevention, emergency response and restoration of blowouts and well fires around the world. Boots & Coots' proprietary risk management program, WELLSURE(R), combines traditional well control insurance with post-event response as well as preventative services, giving oil and gas operators and insurance underwriters a medium for effective management of well control insurance policies. The company's SafeGuard program, developed for regional producers and operators sponsored by Boots & Coots, provides dedicated emergency response services, risk assessment and contingency planning, and continuous training and education in all aspects of critical well management. For more information, visit the company's web site at http://www.bncg.com .

    Certain statements included in this news release are intended as "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. Boots & Coots cautions that actual future results may vary materially from those expressed or implied in any forward-looking statements. More information about the risks and uncertainties relating to these forward- looking statements are found in Boots & Coots' SEC filings, which are available free of charge on the SEC's web site at http://www.sec.gov .

    Company contact: Dewitt H. Edwards, Senior Vice President-Finance and Administration, 281-931-8884, investorrelations@bncg.com .

                               (Tables to follow)

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                          SUMMARY OF OPERATING RESULTS
                                   (unaudited)

                     (in thousands except per share amounts)

                                                    Three Months Ended
                                                         March 31,
                                                ---------------------------
                                                    2005           2004
                                                ------------   ------------
Total Revenues (A)                              $     14,290   $      4,411

Earnings Before Interest, Taxes,
 Depreciation and Amortization (EBITDA)         $      3,060   $        580
Net Income                                      $      2,473   $          8
Preferred Dividend Requirements and Accretion   $        211   $        122

Net Income (Loss) Attributable to
Common Stockholders                             $      2,262   $       (114)

Net Income (Loss) Per Share - Basic                     0.08          (0.00)

Weighted Average Common Shares
Outstanding - Basic                                   29,491         27,300

Net Income (Loss) Per Share - Diluted                   0.07          (0.00)

Weighted Average Common Shares
Outstanding - Diluted                                 31,043         27,300

(A) Revenues for the three months ended March 31, 2005 include $5,341 of pass-through third-party charges related to personnel security. No such charges were applicable for the three months ended March 31, 2004.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                RECONCILIATION BETWEEN CONSOLIDATED STATEMENT OF
  OPERATIONS AND EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION
                                   (unaudited)
                                 (in thousands)

                                                    Three Months Ended
                                                         March 31,
                                                ---------------------------
                                                    2005           2004
                                                ------------   ------------
Net Income                                      $      2,473   $          8

Income Tax Expense                              $        204   $        323

Interest Expense (Income) and Other             $        162   $        ---

Depreciation and Amortization                   $        221   $        249

Earnings Before Interest, Taxes,
Depreciation and Amortization (EBITDA)(A)       $      3,060   $        580

(A) Earnings before Interest, Income taxes, Depreciation, Depletion and Amortization ("EBITDA") is a non-GAAP financial measure, as it excludes amounts or is subject to adjustments that effectively exclude amounts, included in the most directly comparable measure calculate and presented in accordance with GAAP in financial statements. "GAAP" refers to generally accepted accounting principles in the United States. Non-GAAP financial measures disclosed by management are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Pursuant to the requirements of Regulation G, whenever we refer to a non-GAAP financial measure, we also present the most directly comparable financial measure and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure and such comparable GAAP financial measure. Management believes that EBITDA may provide additional information with respect to the company's performance or ability to meet its debt service and working capital requirements.

                 BOOTS & COOTS INTERNATIONAL WELL CONTROL, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEET

                                 (in thousands)

                                                 March 31,     December 31,
                                                    2005           2004
                                                ------------   ------------
                                                (unaudited)
Current Assets                                  $     11,715   $     13,618

Current Liabilities (A)                         $      7,053   $     11,065

Total Working Capital (B)                       $      4,662   $      2,553

Total Assets                                    $     16,197   $     18,393

Long Term Debt and Notes Payable (C)            $      5,776   $      6,148

Total Liabilities                               $     12,829   $     17,213

Total Stockholders' Equity                      $      3,368   $      1,180

(A) March 31, 2005 and December 31, 2004 includes $314 and $332, respectively, for the current portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement.

(B) The company defines Working Capital as all current assets, including cash, less all current liabilities which includes current maturities of long term debt.

(C) Net of current maturities of long term debt. March 31, 2005 and December 31, 2004 includes $526 and $598, respectively, for the long-term portion of Troubled Debt Restructuring interest related to the 2000 refinancing of the Prudential Loan Agreement.

     Investor Contact:    Jennifer Tweeton
                          VOLLMER
                          713-970-2100
                          jennifert@vollmerpr.com

                          Rob Schatz/Richard Cooper
                          Strategic Growth International
                          212-838-1444
                          info@sgi-ir.com

SOURCE  Boots & Coots International Well Control, Inc.
    -0-                             05/11/2005
    /CONTACT: Jennifer Tweeton of VOLLMER, +1-713-970-2100, or jennifert@vollmerpr.com ; or Rob Schatz or Richard Cooper, both of Strategic Growth International, +1-212-838-1444, or info@sgi-ir.com , all for Boots & Coots International Well Control, Inc.; or Dewitt H. Edwards, Senior Vice President-Finance and Administration of Boots & Coots International Well Control, Inc., +1-281-931-8884, or investorrelations@bncg.com /
    /Web site:  http://www.bncg.com /
_